UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 24, 2008

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COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 24, 2008, the Compensation Committee of the Board of Directors (the "Committee") of Covenant Transportation Group, Inc., a Nevada corporation (the "Company"), met to determine the award of equity compensation for certain named executive officers and other employees.  Pursuant to the terms and conditions of the Company's 2006 Omnibus Incentive Plan, the Committee reviewed and approved the following compensation arrangements:

RESTRICTED STOCK AWARD GRANT

The Committee granted 251,395 shares of restricted stock, effective July 1, 2008, to certain employees of the Company (the "Grant").  Shares issued under this grant will vest, subject to the continued service of their respective recipients, over two (2) years as follows: 50% will vest on June 30, 2009, and the remaining 50% will vest on June 30, 2010.

The following table sets forth the awards to the Company's principal executive officer, principal financial officer, named executive officers, and other recipients as a group.

Name and Position	Restricted Stock Shares

David R. Parker Chief Executive Officer	18,750

Joey B. Hogan Senior Executive Vice President and Chief Operating Officer President of Covenant Transport, Inc.	15,000

Richard B. Cribbs Senior Vice President and Chief Financial Officer	12,500

Tony Smith President of Southern Refrigerated Transport, Inc.	12,500

James F. Brower, Jr. President of Star Transportation, Inc.	12,500

L.D. "Micky" Miller, III Former Executive Vice President of Sales & Marketing, now Executive Vice President and General Manager of FleetSavings	3,125

All Other Recipients	177,020

Total	251,395

In addition to the awards described above, the Committee also delegated to the CEO the discretion to award up to 20,000 additional shares of restricted stock to personnel other than any Section 16 reporting persons.  These awards must occur on or prior to June 30, 2008, and will have the same vesting requirements as those of the Grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: June 27, 2008	By:	/s/ Joey B. Hogan
Joey B. Hogan
Senior Executive Vice President and Chief Operating Officer